EXHIBIT 32.1

L-1 Identity Solutions, Inc.
177 Broad Street, Twelfth Floor
Stamford, CT 06901
May 7, 2009
Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re:  Certification of Principal Executive Officer Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

In connection with the accompanying Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2009, I, Robert V. LaPenta, President and Chief Executive Officer of L-1 Identity Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1)	such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of L-1 Identity Solutions, Inc.

By:	/s/ ROBERT V. LAPENTA
Robert V. LaPenta
Chairman of the Board,
Chief Executive Officer and President
(Principal Executive Officer)